UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2016 (November 22, 2015)

VINCOMPASS CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54567
(State or other jurisdiction of	(Commission File Number)
incorporation)

795 Folsom Street, 1st Floor, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-817-9955

Tiger Jiujiang Mining, Inc.
6/F, No.81 Meishu East Road
Kaohsiung, Taiwan 804
_____________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company”, refer to VinCompass Corp. (formerly known as Tiger Jiujiang Mining, Inc.).

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 22, 2015, the Company, then under the name Tiger Jiujiang Mining, Inc., a Wyoming corporation (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with VinCompass Corp., a California corporation (“VinCompass”), the shareholders of VinCompass (the “VinCompass Shareholders”), and the controlling stockholders of the Company (by unanimous vote) (the “Tiger Controlling Stockholders”). Pursuant to the Share Exchange Agreement, the Company acquired 5,200,000 (100%) shares of common stock of VinCompass from the VinCompass Shareholders (the “VinCompass Shares”) and in exchange issued 26,000,000 (59.77%) restricted shares of its common stock to the VinCompass Shareholders (the “Tiger Shares”). As a result of the Share Exchange Agreement, VinCompass became a wholly-owned subsidiary of the Company upon closing and the Company now carries on the business of VinCompass as its primary business. The Share Exchange Agreement contains customary representations, warranties and conditions to closing. The closing of the Share Exchange Agreement (the “Closing”) occurred on January 14, 2016 (the “Closing Date”).

As a result of the Share Exchange Agreement:

                   (a) each outstanding VinCompass Share was cancelled, extinguished and converted into and became the right to receive a pro rata portion of the Tiger Shares which equaled the number of VinCompass Shares held by each VinCompass Shareholder multiplied by the exchange ratio of 5(the “Exchange Ratio”). Based on the Exchange Ratio, as a result of the Share Exchange Agreement, the VinCompass Shareholders own a total of 26,000,000 restricted shares of common stock of the Company.

                   (b) Pursuant to the Share Exchange Agreement, Ya-Ping irrevocably canceled a total of 25,000,000 restricted shares of common stock of the Company.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which was filed with the SEC on November 25, 2015 as Exhibit 16.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 2.01.

As a result of the Share Exchange Agreement, (i) our principal business became the business of VinCompass and (ii) VinCompass became a wholly-owned subsidiary of the Company. As the VinCompass Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, VinCompass is considered the acquirer for accounting purposes.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and VinCompass or between the Company and any of VinCompass’s respective affiliates, directors, or officers, or associates thereof, other than in respect of the Share Exchange Agreement.

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

On January 14, 2016, prior to the Closing Date of the Share Exchange Agreement referred to in Item 1.01 above, and as a condition to the Closing of the Share Exchange Agreement, the Company issued 26,000,000 restricted shares of the Company’s common stock to the VinCompass Shareholders.

Exemption from Registration. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States. The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering. Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D. Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 5.01        CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 5.01.

As a result of the Share Exchange Agreement, the VinCompass Shareholders own a total of 26,000,000 restricted shares of the Company, which represents 59.77% of our issued and outstanding shares of common stock. The Share Exchange Agreement is being accounted for as a "reverse acquisition," as the VinCompass Shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the Closing of the Share Exchange Agreement. Accordingly, VinCompass is deemed to be the acquirer in the reverse acquisition. After the Closing of the Share Exchange Agreement, the Board of Directors and management of the Company are comprised of VinCompass’s management team and the operations of VinCompass are the continuing operations of the Company.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS

On January 14, 2016, on the Closing Date of the Share Exchange Agreement referred to in Item 1.01 above and as a condition to the Closing, Chang Ya-Ping resigned as a member of the Board of Directors of the Company.

ITEM 5.06        CHANGE IN SHELL COMPANY STATUS

As a result of Closing the Share Exchange Agreement as filed with the Commission on November 25, 2015 in the Company’s current report on Form 8-K, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we completed a Share Exchange Agreement with VinCompass Corp. Item 2.01 and 5.01 of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises of the Company and VinCompass Corp. after the closing of the Share Exchange Agreement, except that information relating to periods prior to the date of the Closing unless otherwise specifically indicated.

As a result of the closing of the Share Exchange Agreement the Company now owns all of the assets, liabilities and operations of VinCompass Corp. which specializes in wine apps and e-commerce and obtained the ownership to all of VinCompass Corp.’s intellectual property rights. The information set forth herein is only a summary of our business plans.

ITEM 1.        BUSINESS

Corporate History

VinCompass™ is an eCommerce platform built on patent pending technology that takes the guess work out of the wine buying equation for the consumer. We have multiple revenue streams focused on providing curated wine through our wine club, direct purchases via our App and private label wines with the majority of the revenue realized as recurring wine subscriptions. Our intelligent software platform determines an individual’s VinPrint™ (wine DNA preference) so consumers can purchase wine that meets their profile with alluring value and availability.

The Problem

Wine buying is a daunting task and for the average consumer, there has been no means to easily select wines to enjoy and cellar that matches preferences for taste and price. To help fill this void, a plethora of wine clubs have popped up on the internet which have failed to address this problem. The clubs push wine that provide them with the greatest margin rather than address the needs of the consumer. As a result the membership renewals and reorder rates are well below those of other consumer product based clubs.

The solution is VinCompass™…. a full-service personalized wine curator and eCommerce platform. Our wine club will provide members only wines that meet their individual VinPrint™ and at price levels determined by the consumer, providing enhanced membership renewals and reorder rates.

The Opportunity

Unlike the numerous .com wine sites and Apps that target retail wine enthusiasts looking to purchase wine, VinCompass™ addresses the unmet need to uniquely pair taste and budget. With mobile devices now enabling 100’s of millions of consumers to instantly fulfill their interests in music, sports, news and reading, VinCompass™ is poised to become the mobile app-enabled cloud service for consumers to discover, archive, socialize and acquire curated wines thus creating new opportunities to monetize the fast growing $1B$+/month e-wine marketplace.

For vineyards, it can be difficult and expensive to reach would-be customers. Unlike wine superstores who fail to connect boutique growers with the palate of discriminating drinkers, VinCompass™ employs a unique, patent-pending “VinPrint”™ to create a digital blue print of an individual’s’ wine preferences and then match those preferences with an inventory of more than 1 million wines and the wine lists of more than 10,000 restaurants. VinCompass™ creates a personalized one-to-one relationship with life-long customers that growers otherwise would not otherwise be able to establish and cultivate to scale.

For wine lovers, the rise of such unprecedented access may result in too many choices; Restaurant lists can seem like a set of encyclopedias with too many different value options. Regardless of wine knowledge, choosing wine can be intimidating or time consuming. The VinCompass™ mobile app quickly presents a list of nearby restaurants, whose wine lists they can peruse before even walking in the door. Before the sommelier hands over the wine list, VinCompass™ will help select the ideal bottle based on wine tastes, budget and food preferences.

Our Brand and Products

App – VinCompass in the apple iTunes and Google Play
Web Site – eComm portal for Wine

Business Model

Both recurring and on-demand revenue in Wine eComm

•	Recurring revenue generated from wine club & freemium subscriptions (akin to Amazon’s Prime)
•	On-demand revenue generated from Virtual Vineyard, Private Label, Individually Branded, and Charity wines.
•	Engagement with an App beginning with discovery in the restaurant
•	Business Intelligence recurring revenue; Information and Insights for Restaurants and Wineries

Revenue Streams	GM%	Frequency	Segments*
Private Label Wines - Now	40%+	On Demand	B2B & B2C
Wine Club	35%	Recurring	Mainly B2C
Single Wines	30%<	On Demand	Mainly B2C
Subscriptions Fremium	95%	Recurring	Mainly B2C

*B2B is Business to Business
*B2C is Business to Consumer

Business Strategy

Invitation Only Model – We employ a complete Social graph network and full attribution for all members. Social as Members can invite other members to join and drive the social aspect.

Social Media Partnerships- We will service communities that have high affinity to wine consumers. These Partnerships get the advantage of providing significant benefit’s to their community that is not generally available. The members of VinCompass generally save about 14% on wine spend and yet enjoy wine more by 14% on average thanks to the Patent Pending Recommendation Engine. As well as ultimately enjoying an curated wine via eComm for consumption outside of the Restaurants.

Research and Development

Our patent pending Recommendation Engine application has been cloud based since the beginning in 2011. It is capable of computing billions of constraints within seconds to provide the personalized optimized wine recommendation. Approximately 70% of our expenses to date have been spent on development.

Our VinCompass App was released with Apple iTune and Google Play in 2012.

An independent research study from VinTank in 2011, the wine industry’s most sophisticated social engagement and CRM consultants, concluded that of the 482 Wine Apps reviewed in the study, no one solved the Restaurant problem until VinCompass. Paul Mabray, VinTank’s Chief Strategy Officer, stated in his findings, “There is only one real pain point in the consumer experience and it is often when a consumer is in a white table clothe restaurant and staring at wines they don’t understand. The only app (though through a closed network) trying to fix that goal is VinCompass.”

Intellectual Property

™ Registration’s
FoWL™ - Fear of the Wine List

VinPrint™ - Wine Preference DNA

VinCompass™ Guiding your Wine Journey

 Virtual Vineyard™

22 Claims Patent Pending – Application Number PCT/US12/46480

About the 22 Claims Patent Pending

A computer readable medium comprises instructions, which when executed by a data processor of a portable electronic device, cause the data processor to obtain a list of wines available at a commercial establishment; and identify at least one attribute associated with each wine included on the list of wines. The instructions further cause the data processor to, for each wine included on the list of wines, determine a score indicative of a likelihood that the user will purchase the wine on the basis of the at least one attribute and at least one of a characteristic associated with the user and a preference input by the user. Based on the score, the instructions further cause the data processor to identify at least one recommended wine for recommendation to the user; and present the at least one recommended wine on a display interface of the portable electronic device.

Content Factory- This application covers the conversion of unstructured, different formatted wine list into our Data Model that with our Domain Expertise are aggregated, classified, enriched and standardized for publishing. The final product is organized and copyrighted. We currently have over 10,000 Restaurants and over 1 million wines under manage via the Content Factory. This IP is based on the Company’s decades of experience in the Content field.

Competition

Amazon uses a lot of the same fulfillment and compliance technology that we use. Additionally, it legitimizes the wine eComm business. However, as a regulated business with perishable (limited supply of any vintage) Other than their commercial relationship with millions of members, Amazon does not have a huge competitive advantage in the wine industry. They don’t have the VinPrint™ or engagement in the Restaurant for them to discover what the members might like, strategically missing the curation based on the VinPrint™.

The other competitor is Majestic who acquired Naked Wines which will significantly accelerate the planned development of Majestic's online capabilities whilst providing Naked Wines with a nationwide store network to allow a Click & Collect delivery option for its customers.

Competitive Edge

•	Patent pending recommendation engine derives user’s personalized VinPrint™ .
•	Only App to engage the user by individualized wine curating starting at the restaurant.
•	Enterprise-grade certified wine eComm cloud-enabled backend for scale and compliance.
•	Established critical mass of 1MM+ wines cataloged and under management in 10,000 + restaurants.

Employees

We have independent contractors only, all with non-disclosure agreements (“NDA”) and non competes.

Our Chief Executive Officer

Peter Lachapelle, 54, is the Founder and CEO of VinCompass. In Lachapelle’s 25 plus years of industry experience, prior to founding VinCompass, he was a Vice President and Special Advisor at IHS Inc. (IHS – NYSE). This role involved providing solutions to complex customer business problems within the IHS Product Life Cycle and Environment domains. IHS, Inc. provided critical information / insights, decision-support tools, and related services. During this time Peter also functioned as the Executive Sponsor of REACH Compliance Solutions. Prior to IHS he also held various General Manager / Vice President roles at i2 Technologies (ITWO – NASDAQ), a leading supply chain solutions company. Previous to his time at i2, he was the President of Canadian and Latin American wholly owned subsidiaries of Mentor Graphics (MENT - NASDAQ), an electronic design automation company. In his early career he co-founded an electronics distribution company. Lachapelle received his masters of business administration from the University of Western Ontario. He has also completed various executive development programs at Harvard, ESIE, Kellogg, The Massachusetts Institute of Technology and Stanford University. Peter is married with two awesome daughters.

Government Regulation on the Business

Supreme Court Ruling - Ranholm v. Heald

544 U.S. 460, 125 S.Ct. 1885 (2005)( These consolidated cases present challenges to state laws regulating the sale of wine from out-of-state wineries to consumers in Michigan and New York. The details and mechanics of the two regulatory schemes differ, but the object and effect of the laws are the same: to allow in-state wineries to sell wine directly to consumers in that State but to prohibit out-of-state wineries from doing so, or, at the least, to make direct sales impractical from an economic standpoint. It is evident that the object and design of the Michigan and New York statutes is to grant instate wineries a competitive advantage over wineries located beyond the States' borders.((We hold that the laws in both States discriminate against interstate commerce in violation of the Commerce Clause, Art. I, § 8, cl. 3, and that the discrimination is neither authorized nor permitted by the Twenty-first Amendment. Accordingly, we affirm the judgment of the Court of Appeals for the Sixth Circuit, which invalidated the Michigan laws; and we reverse the judgment of the Court of Appeals for the Second Circuit, which upheld the New York laws.

Like many other States, Michigan and New York regulate the sale and importation of alcoholic beverages, including wine, through a three-tier distribution system. Separate licenses are required for producers, wholesalers, and retailers. See FTC, Possible Anticompetitive Barriers to E–Commerce: Wine 5–7 (July 2003) (hereinafter FTC Report), available at http:// www. ftc. gov/ os/ 2003/ 07/ winereport 2. pdf (all Internet materials as visited May 11, 2005, and available in Clerk of Court's case file). The three-tier scheme is preserved by a complex set of overlapping state and federal regulations. For example, both state and federal laws limit vertical integration between tiers. Id., at 5; 27 U.S.C. § 205; see, e.g., Bainbridge v. Turner, 311 F.3d 1104, 1106 (C.A.11 2002). We have held previously that States can mandate a three-tier distribution scheme in the exercise of their authority under the Twenty-first Amendment. North Dakota v. United States, 495 U.S. 423, 432, 110 S.Ct. 1986, 109 L.Ed.2d 420 (1990); id., at 447, 110 S.Ct. 1986 (SCALIA, J., concurring in judgment). As relevant to today's cases, though, the three-tier system is, in broad terms and with refinements to be discussed, mandated by Michigan and New York only for sales from out-of-state wineries. In-state wineries, by contrast, can obtain a license for direct sales to consumers. The differential treatment between in-state and out-of-state wineries constitutes explicit discrimination against interstate commerce.((This discrimination substantially limits the direct sale of wine to consumers, an otherwise emerging and significant business. FTC Report 7. From 1994 to 1999, consumer spending on direct wine shipments doubled, reaching $500 million per year, or three percent of all wine sales. Id., at 5. The expansion has been influenced by several related trends. First, the number of small wineries in the United States has significantly increased. By some estimates there are over 3,000 wineries in the country, WineAmerica, The National Association of American Wineries, Wine Facts 2004, http:// www.americanwineries.org/newsroom/winefacts04.htm, more than three times the number 30 years ago, FTC Report 6. At the same time, the wholesale market has consolidated. Between 1984 and 2002, the number of licensed wholesalers dropped from 1,600 to 600. Riekhof & Sykuta, Regulating Wine by Mail, 27 Regulation, No. 3, pp. 30, 31 (Fall 2004), available at http:// www.cato.org/pubs/regulation/regv27n3/v27n3–3.pdf.

The increasing winery-to-wholesaler ratio means that many small wineries do not produce enough wine or have sufficient consumer demand for their wine to make it economical for wholesalers to carry their products. FTC Report 6. This has led many small wineries to rely on direct shipping to reach new markets. Technological improvements, in particular the ability of wineries to sell wine over the Internet, have helped make direct shipments an attractive sales channel. Approximately 26 States allow some direct shipping of wine, with various restrictions.

Thirteen of these States have reciprocity laws, which allow direct shipment from wineries outside the State, provided the State of origin affords similar nondiscriminatory treatment. Id., at 7–8. In many parts of the country, however, state laws that prohibit or severely restrict direct shipments deprive consumers of access to the direct market. According to the Federal Trade Commission (FTC), “[s]tate bans on interstate direct shipping represent the single largest regulatory barrier to expanded e-commerce in wine.” Id., at 3. The wine producers in the cases before us are small wineries that rely on direct consumer sales as an important part of their businesses. Domaine Alfred, one of the plaintiffs in the Michigan suit, is a small winery located in San Luis Obispo, California. It produces 3,000 cases of wine per year. Domaine Alfred has received requests for its wine from Michigan consumers but cannot fill the orders because of the State's direct-shipment ban. Even if the winery could find a Michigan wholesaler to distribute its wine, the wholesaler's markup would render shipment through the three-tier system economically infeasible.(((Similarly, Juanita Swedenburg and David Lucas, two of the plaintiffs in the New York suit, operate small wineries in Virginia (the Swedenburg Estate Vineyard) and California (the Lucas Winery). Some of their customers are tourists, from other States, who purchase wine while visiting the wineries. If these customers wish to obtain Swedenburg or Lucas wines after they return home, they will be unable to do so if they reside in a State with restrictive direct-shipment laws. For example, Swedenburg and Lucas are unable to fill orders from New York, the Nation's second-largest wine market, because of the limits that State imposes on direct wine shipments.

States have broad power to regulate liquor under § 2 of the Twenty-first Amendment. This power, however, does not allow States to ban, or severely limit, the direct shipment of out-of-state wine while simultaneously authorizing direct shipment by in-state producers. If a State chooses to allow direct shipment of wine, it must do so on evenhanded terms. Without demonstrating the need for discrimination, New York and Michigan have enacted regulations that disadvantage out-of-state wine producers. Under our Commerce Clause jurisprudence, these regulations cannot stand.((We affirm the judgment of the Court of Appeals for the Sixth Circuit; and we reverse the judgment of the Court of Appeals for the Second Circuit and remand the case for further proceedings consistent with our opinion.

E-commerce disrupted that chain in 2005. The Supreme Court that year struck down laws in New York and Michigan preventing direct shipping of out-of-state wine. About 40 states now allow consumers to order wine directly from wineries. Wine-to-consumer shipments topped $1.82 billion last year, according to Ship Compliant, a software company that helps facilitate direct wine shipments.

Wine Institute Statement on Direct Shipping

Restrictions on interstate direct-to-consumer wine sales limit competition and place constraints on consumer choice. This issue impacts the ability of consumers to have reasonable access to the wines of their choosing and has been a fundamental concern for Wine Institute's member wineries for decades. Wine Institute is the public policy advocacy group representing more than 660 California wineries and affiliated businesses responsible for more than 80 percent of U.S. wine production and 90 percent of the country's wine exports.

The Wine Institute believes that positive change will continue to be achieved within a regulated marketplace that will accommodate the requirements of state regulators and legislators. Several events, favorable to consumers, have occurred to allow for limited, regulated direct access in a manner that regulators, wineries and consumers all find satisfactory.

The Department of Justice Appropriations Authorization Act allows wine, purchased while visiting a winery, to be shipped to another state.(As a result of heightened airline security and restrictions on passengers to ensure safety, President George W. Bush signed this Act into law on November 4, 2002, which contained a limited direct shipping provision. Consumers, who could otherwise hand carry wine on aircraft into their state in accordance with their state law, can now have it direct shipped to their homes. The Act was a formal endorsement of limited direct shipment by the U.S. Congress.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

Our website address is www.vincompass.com. Information on our website does not constitute part of this Report or any other report we file or furnish with the SEC.

ITEM 1A.      RISK FACTORS

Forward Looking Statements

            When used herein, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “projected,” “intends to,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to lack of a public market for the Shares, competition, factors affecting the Company's ability to implement its growth strategy, contingent risks, state and federal regulation and licensing requirements that could cause the Company's actual results to differ materially from historical earnings and those presently anticipated or projected. Such factors, which are discussed in “Risk Factors,” and “Business” could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in this Memorandum. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company’s independent accountants have not examined or compiled the accompanying forward-looking statements and accordingly do not provide any assurance with respect to such statements.

RISKS RELATED TO OUR BUSINESS

General Company Risks

Our business is heavily dependent on Apple, Inc. and Google

            The Company's success depends upon the popularity of the electronic devices through which our customers would connect to the VinCompass App. If consumer preferences for these products change, or the Company is unable to obtain clients who utilize the VinCompass App or eComm portal for wine, the Company's sales could decline and its results could be adversely affected. The Company is highly dependent on the allowance by Apple and Google of third-party developers to market Apps in the App Store. If Apple, Inc. or Google were to not allow third-party developers of Apps, or were to not select our App for inclusion in the App Store, our Company could be adversely affected.

If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected.

            To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products and services to our existing customers. If we are unable to sell our products and services to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive the VinCompass app and eComm portal for wine to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products and services to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

We may experience service failures or interruptions due to defects in the software, infrastructure or processes that comprise our App software, any of which could adversely affect our business.

            Our software may contain undetected defects in the software, infrastructure or processes. If these defects lead to failures in our App, we could experience delays or lost revenues during the period required to correct the cause of the defects. Furthermore, we cannot be certain that defects will not be found in new software or upgraded existing software or that service disruptions will not occur in the future, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

If we do not successfully maintain the VinCompass brand in our existing markets or successfully market the VinCompass brand in new markets, our revenues and earnings could be materially and adversely affected.

            We believe that developing, maintaining and enhancing the VinCompass brand in a cost-effective manner is critical in expanding our customer base. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality service to our customers. We cannot be assured that these efforts will be successful in marketing the VinCompass brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

If we are unable to adapt our products and App software to rapid technological change, our revenues and profits could be materially and adversely affected.

            Rapid changes in technology, products, services, customer requirements and operating standards occur frequently, especially within the technologies of Apple brand products and Google Play. These changes could render our proprietary technology and systems obsolete. Any technological changes that reduce or eliminate the need for Apps that connect Apple and Google devices to customers in our target markets could harm our business. We must continually improve the performance, features and reliability of our App software and eComm website, particularly in response to our competition.

            Our success will depend, in part, on our ability to:

•	enhance our existing products and services;
•	develop new products, services and technologies that address the increasingly sophisticated and varied needs of our target markets; and
•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

            We cannot be certain of our success in accomplishing the foregoing. If we are unable for technical, legal, financial or other reasons, to adapt to changing market conditions or buyer requirements, our market share, business and operating results could be materially and adversely affected.

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third-party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology, which may harm our business.

            We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third-party. While we believe that our products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future, particularly with respect to technology that we acquire through acquisitions of other companies. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, and result in costly litigation or settlement.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or our failure to comply with regulations could harm our operating results.

            As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services and product offerings, which could harm our business and operating results.

We face significant competition which could adversely affect our profitability.

The wine industry is intensely competitive. Wines compete in several Super-premium and Ultra-premium wine market segments with many other Super-premium and Ultra-premium domestic and foreign wines, with imported wines coming from the Burgundy and Bordeaux regions of France, as well as Italy, Chile, Argentina, South Africa and Australia. Our wines also compete with popularly-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by distributors, many of which carry extensive brand portfolios. A result of this intense competition has been and may continue to be upward pressure on our selling and promotional expenses. In addition, the wine industry has experienced significant consolidation. Many of our competitors have greater financial, technical, marketing and public relations resources than we do. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers’ costs. There can be no assurance that in the future we will be able to successfully compete with our current competitors or that we will not face greater competition from other wineries and beverage manufacturers.

The loss of Mr. Lachapelle or other key employees or personnel would damage our reputation and business.

We believe that our success largely depends on the continued employment of a number of our key employees, including Peter Lachapelle, our Chief Executive Officer and Chief Financial Officer. Any inability or unwillingness of Mr. Lachapelle, or other key management team members to continue in their present capacities could harm our business and our reputation.

A reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine could harm our business.

We utilize several third-party facilities, of which there is a limited supply, for the production of our wines. Our inability in the future to use these or alternative facilities, at reasonable prices or at all, could increase the cost or reduce the amount of our production, which could reduce our sales and our profits. We do not have long-term agreements with any of these facilities, and they may provide services to our competitors at a price above what we are willing to pay. The activities conducted at outside facilities include crushing, fermentation, storage, blending and bottling. Our reliance on these third parties varies according to the type of production activity. As production increases, we must increasingly rely upon these third-party production facilities. Reliance on third parties will also vary with annual harvest volumes.

In addition, we have limited control over the quality control and quality assurance of these third-party manufacturers. If our suppliers are not able to deliver products that satisfy our requirements, we may be forced to seek alternative providers for these goods and services, which may not be available at the same price, or at all, which would harm our financial results.

We have identified a material weakness in internal control over financial reporting. Our failure to establish and maintain effective internal control over financial reporting could result in our failure to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which in turn could cause the trading price of our common stock to decline.

In connection with the audits of our consolidated financial statements as of the fiscal years ended February 28, 2014 and 2015 and for each of the years in the two-year period ended November 30, 2015, our management identified a material weakness in our internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness pertains to deficiencies in the accounting research and reporting functions and the closing and reporting process due to our lack of accounting documentation and procedures, lack of segregation of duties, potential for management override of controls and lack of current expertise in reporting requirements.

Historically, we have functioned as a closely held, principally family-owned enterprise. In preparation for becoming a public company, we have added an experienced Chief Financial Officer, and a Controller, and have more recently added accounting personnel to support the accounting function. In addition, we have implemented policies to document various procedures. We are in the process of documenting and testing our internal control over financial reporting. The actions that we are taking are subject to ongoing senior management review. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take, and our initiatives may not prove to be successful in remediating the material weakness. If our remedial measures are insufficient to address the material weakness, or if significant deficiencies or material weaknesses in our internal control over financial reporting are discovered or occur in the future, it may adversely affect the results of our management evaluations and, when required, annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, if we are unable to successfully remediate the material weakness and if we are unable to produce accurate and timely financial statements or we are required to restate our financial results, our stock price may be adversely affected. For more information, please see “Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal Controls” in this report.

We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position and brand equity.

Our future success depends significantly on our ability to protect our current and future brands and products and to defend our intellectual property rights. We have staked out a reputation for innovation and we have introduced new product innovations. There is also a risk that we could, by omission, fail to timely renew or protect a trademark or that our competitors will challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.

RISKS RELATING TO OUR INDUSTRY

A reduction in consumer demand for premium wines could harm our business.

There have been periods in the past in which there were substantial declines in the overall per capita consumption of alcoholic beverages in the United States and other markets in which our business could be affected. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including a general decline in economic conditions, increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving, a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products, the increased activity of anti-alcohol consumer groups and increased federal, state or foreign excise and other taxes on alcoholic beverage products. Declines such as these could decrease the consumer need and interest in using the VinCompass platform and service. The competitive position of our products could also be affected adversely by any failure to achieve consistent, reliable quality in the product or service levels to customers.

Changes in consumer spending could have a negative impact on our financial condition and business results.

Wine sales depend upon a number of factors related to the level of consumer spending, including the general state of the economy, federal and state income tax rates, deductibility of business entertainment expenses under federal and state tax laws, and consumer confidence in future economic conditions. Changes in consumer spending in these and other areas can affect both the quantity and the price of wines that customers are willing to purchase at restaurants or through retail outlets and may decrease consumer interest in using the VinCompass app. Reduced consumer confidence and spending may result in reduced demand for our products, limitations on our ability to increase prices and increased levels of selling and promotional expenses. This, in turn, may have a considerable negative impact upon our sales and profit margins.

The market price of our stock may fluctuate due to seasonal fluctuations in our wine sales, operating expenses and net income.

We could experience seasonal and quarterly fluctuations in sales, operating expenses and net income. Generally, the second and third quarters of our fiscal year have lower sales volumes than the first and fourth quarters. We have managed, and will continue to manage, our business to achieve long-term objectives. In doing so, we may make decisions that we believe will enhance our long-term profitability, even if these decisions may reduce quarterly earnings. These decisions include the timing of the release of our wines for sale, our wines’ competitive positioning and the grape and bulk wine sources we use to produce our wines.

Bad weather, plant diseases and other factors could reduce the amount or quality of the grapes available to produce our Partner wines.

A shortage in the supply of quality grapes may result from the occurrence of any number of factors which determine the quality and quantity of grape supply, such as weather conditions, pruning methods, the existence of diseases and pests, and the number of vines producing grapes, as well as the level of consumer demand for wine. Any shortage could cause an increase in the price of some or all of the grape varieties required for our wine Partner’s production and/or a reduction in the amount of wine we are able to produce, which could harm our business and reduce our sales and profits. The California wine industry is currently experiencing a shortage of grapes due to the fact that grapes were in oversupply in the early 2000s and the industry is just now starting to replant.

Adverse public opinion about alcohol may harm our business.

While a number of research studies suggest that moderate alcohol consumption may provide various health benefits, other studies conclude or suggest that alcohol consumption has no health benefits and may increase the risk of stroke, cancer and other illnesses. An unfavorable report on the health effects of alcohol consumption could significantly reduce the demand for wine, which could harm our business and reduce our sales and profits.

In recent years, activist groups have used advertising and other methods to inform the public about the societal harms associated with the consumption of alcoholic beverages. These groups have also sought, and continue to seek, legislation to reduce the availability of alcoholic beverages, to increase the penalties associated with the misuse of alcoholic beverages, or to increase the costs associated with the production of alcoholic beverages. Over time, these efforts could cause a reduction in the consumption of alcoholic beverages generally, which could harm our business and reduce our sales and profits.

Increased regulatory costs or taxes would harm our financial performance.

The wine industry is regulated extensively by the Federal Tax and Trade Bureau and state and local liquor authorities and State of California environmental agencies. These regulations and laws dictate various matters, including:

  Excise taxes;

  Licensing requirements;

  Trade and pricing practices;

  Permitted distribution channels;

  Permitted and required labeling;

  Advertising;

  Relationships with distributors and retailers; and

  Air quality, storm water and irrigation use.

In addition, federal legislation has been proposed that could significantly increase excise taxes on wine. Other federal legislation has been proposed which would prevent us from selling wine directly through the mail. This proposed legislation, or other new regulations, requirements or taxes, could harm our business and operating results. Future legal or regulatory challenges to the wine industry could also harm our business and impact our operating results.

Prompted by growing government budget shortfalls and public reaction against alcohol abuse, Congress and many state legislatures are considering various proposals to impose additional excise taxes on the production and sale of alcoholic beverages, including table wines. Some of the excise tax rates being considered are substantial. The ultimate effects of such legislation, if passed, cannot be assessed accurately since the proposals are still in the discussion stage. Any increase in the taxes imposed on table wines can be expected to have a potentially adverse impact on overall sales of such products. However, the impact may not be proportionate to that experienced by producers of other alcoholic beverages and may not be the same in every state.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

            The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including:

  competition;
  additions or departures of key personnel;
  the Company’s ability to execute its business plan;
  operating results that fall below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in the Company’s financial results.

            In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Absence of Public Market

            There has never been any established “public market” for shares of Common Stock of the Company, and no assurance can be given that any market for the Company's Common Stock will develop or be maintained. If a public market ever develops in the future, the sale of “unregistered” and “restricted” shares of Common Stock pursuant to Rule 144 of the Act, may adversely affect the market price, if any, for the Company's shares and could impair the Company's ability to raise capital through the sale of its equity securities. In order to qualify for the resale of Common Stock under Rule 144, certain holding periods must be met and either legal opinions setting forth exemptions from the Act must be provided or registration statements must be in effect relating to such Common Stock. Further, there is no assurance that Rule 144 will be applicable to the Company and investors may not be able to rely on its provisions now or in the future.

We do not expect to pay dividends in the foreseeable future.

            We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

            Our Articles of Incorporation and amendments thereto authorize the issuance of 402,000,000 shares consisting of: (i) 400,000,000 shares of common stock, par value $0.001 per share; and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

            If a market develops and the price of the Company's stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company's shares may be subject to a rule promulgated by the Securities and Exchange Commission (the “SEC”) that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, if the price of the Company's stock is below $5.00, and does not meet the conditions set forth above, sales of the Company's stock in the secondary market will be subject to certain additional new rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and disclosure of the sales person working for the broker-dealer. These rules and regulations may affect the ability of broker-dealers to sell the Company's securities, thereby limiting the liquidity of the Company's securities. They may also affect the ability of the Company’s shareholders to resell their securities in the secondary market.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

            The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

            Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.        FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

            The following summarizes the factors affecting the operating results and financial condition of VinCompass Corp., unless otherwise indicated. This discussion should be read together with the financial statements of VinCompass Corp. and the notes to financial statements included elsewhere in this Report or incorporated herein by reference. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this Report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this Report, and our “Risk Factors” set forth above. The financial statements of VinCompass Corp. filed herewith as Exhibit 99.01 are presented in U.S. dollars.

Results of Operations

		Year Ended	Year Ended
		Feb. 28	Feb. 28
		2015	2014
Revenue	$	Nil	$11,703
Cost of Sales	$	Nil	7,257
Operating Expenses		$214,427	$257,980
Net Profit (Loss)		$(214,427)	$(253,534)

Net cash provided by financing activities in the most recent fiscal year ended February 28, 2015, was $266,529 as the result of proceeds from sale of common stock.

Revenue
We have earned revenues of $11,703 during the year ended February 28, 2014. The revenues were generated from one customer. This is the Company’s only revenues since inception.

Expenses
Our expenses for the year ended February 28, 2015, and 2014 are outlined in the table below:

	Year ended	Year Ended
	February 28,	February 28,
	2015	2014
Sales and Marketing expenses	$37,438	$33,714
General & administrative expenses	176,989	224,266
Total Operating expenses	214,427	257,980
Gross Profit from sales	Nil	4,446
Net loss	$(214,427)	$(253,534)

            During the year ended February 28, 2015, the Company incurred expenses of $214,427 as compared to $257,980 for the year ended February 28, 2014. The costs incurred can be further subdivided into the following categories.

            SALES AND MARKETING EXPENSES: the Company incurred $37,438 in sales and marketing expenses for year ended on February 28, 2015, as compared to $33,714 for the year ended February 28, 2014.

            GENERAL & ADMINISTRATIVE EXPENSES: $176,989 in general and administrative costs were incurred in the past year. By comparison, $224,266 was incurred for previous fiscal period ended February 28, 2014. These costs should generally remain similar from year to year.

Liquidity and Financial Condition

            Working Capital

	At February 28,	At February 28,
	2015	2014
Current Assets	$80,570	$3,468
Current Liabilities	Nil	Nil
Working Capital	$80,570	$3,468

Cash Flows

	At February 28,	At February
	2015	28, 2014
Net Cash Used in Operating Activities	$(214,427)	$(253,534)
Net Cash Provided by (Used In) Investing Activities	Nil	Nil
Net Cash Provided by Financing Activities	266,529	228,360
Net Change During The Period	$52,102	$(25,174)

            As at February 28, 2015, we had a working capital of $80,570. We plan to raise the additional capital required to meet the balance of our estimated funding requirements for the next twelve months primarily through the sale of equity based securities, loans from shareholders and related as well as non-related parties.

            There is substantial doubt about our ability to continue as a going concern because our business is dependent upon obtaining further financing. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

            We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

             We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

            Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

            We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

            The Company has evaluated and implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

            We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

            We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

            We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

PROPERTIES

            Our executive offices are primarily located at 795 Folsom Street, 1st Floor, San Francisco, CA 94107. Our total rent is approximately $2,750 USD a month. Currently, all of our space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed.

ITEM 4.        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 14, 2016, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Peter Lachapelle (3) 795 Folsom Street, 1st Floor San Francisco, CA 94107	Common	18,000,000	41.37%
All Officers and Directors as a Group (1 Person)	Common	18,000,000	41.37%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 43,500,000 issued and outstanding shares of common stock as of January 14, 2016.

(3)	Mr. Lachapelle is the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director.

Changes in Control

There are no present arrangements or pledges of the Company’s securities that may result in a change in control of the Company.

ITEM 5.        DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The Company

The following table sets forth the names and ages of the Company’s current directors and executive officers.

			Officer/Director
Name	Age	Position with the Company	Since
Peter Lachapelle	54	President Chief Executive Officer Chief Financial Officer, Secretary, Treasurer, and Director	November 25, 2015

Background and Business Experience

            The business experience during the past five years of the officers and directors of NOHO, Inc. is as follows:

Peter Lachapelle, 54, is the Founder and CEO of VinCompass. In Lachapelle’s 25 plus years of industry experience, prior to founding VinCompass, he was a Vice President and Special Advisor at IHS Inc. (IHS – NYSE). This role involved providing solutions to complex customer business problems within the IHS Product Life Cycle and Environment domains. IHS, Inc. provided critical information / insights, decision- support tools, and related services. During this time Peter also functioned as the Executive Sponsor of REACH Compliance Solutions.

Prior to IHS he also held various General Manager / Vice President roles at i2 Technologies (ITWO – NASDAQ), a leading supply chain solutions company. Previous to his time at i2, he was the President of Canadian and Latin American wholly owned subsidiaries of Mentor Graphics (MENT - NASDAQ), an electronic design automation company. In his early career he co-founded an electronics distribution company.

Lachapelle received his masters of business administration from the University of Western Ontario. He has also completed various executive development programs at Harvard, ESIE, Kellogg, The Massachusetts Institute of Technology and Stanford University.

Term of Office

            Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders. Each officer serves at the pleasure of the Board of Directors, unless removed or replaced at the discretion of the Board of Directors.

Identification of Significant Employees

            The Company has no full-time or part-time employees, other than its officers and directors. The Company employs independent contractors on an as needed basis.

Family Relationships

            There are no family relationships among the Company’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

            During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Exchange Act

            Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended February 28, 2015 and through the date of this report, Forms 5 and any amendments thereto furnished to us with respect to the year ended February 28, 2015, and the representations made by the reporting persons to us our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities have not complied with all Section 16(a) filing requirements. The Company shall take all reasonable efforts to comply following the closing of the Share Exchange Agreement.

Code of Ethics

            The Company adopted a Code of Ethics that applies to our officers and directors on February 22, 2010, which we feel is sufficient at this time. The Code of Ethics was filed with the Commission on May 14, 2010 on Form S-1, incorporated by reference herein.

Committees of the Board of Directors

            The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors. Because we have only one director, we believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Audit Committee

            The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.        EXECUTIVE COMPENSATION

The Company

Compensation of Executive Officers

            The following table sets forth the aggregate compensation paid to the executive officers of the Company and its subsidiaries for the fiscal years ended February 28, 2015 and 2014. Unless otherwise specified, the term of each executive officer is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “Term of Office”.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen -sation ($)	Total ($)
Chang Ya- Ping(1)(2) Former President, CEO, CFO, Secretary, Treasurer and Director	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

(1)

As of November 25, 2015, Ms. Ya-Ping resigned from her position as President, CEO, CFO, Secretary, Treasurer of the Company. On January 14, 2016, she resigned from her position as a member of the board of directors of the Company. There are no employment agreements by and between Ms. Ya-Ping and the Company. Ms. Ya- Ping received no compensation in exchange for her services as an executive officer of the Company.

(2)	Mr. Lachapelle was appointed as President, CEO, CFO, Secretary, Treasurer, and a director on November 25, 2015.

Narrative Disclosure to Summary Compensation Table

            There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

            There are no current outstanding equity awards to our executive officers as of February 28, 2015 or the date of this Current Report.

Long-Term Incentive Plans

            There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

            We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

            The directors of the Company receive no extra compensation for their services on our Board of Directors.

VinCompass Corp.

Compensation of Executive Officers

            The following table sets forth the compensation paid to VinCompass’s executive officers during the years ended February 28, 2015 and 2014.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Peter Lachapelle (1) Current President, CEO, CFO, Secretary, Treasurer and Director	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

            There are no employment contracts, compensatory plans or arrangements, including payments to be received from VinCompass with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with VinCompass, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of VinCompass.

Outstanding Equity Awards at Fiscal Year-End

            There are no current outstanding equity awards to VinCompass’s executive officers as of February 28, 2015 and as of the date of this Current Report.

Long-Term Incentive Plans

            There are no arrangements or plans in which VinCompass provides pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

            VinCompass does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

            The directors of VinCompass receive no extra compensation for their services on the Board of Directors.

ITEM 7.        CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

VinCompass

As of November 30, 2015, the amounts due to the majority shareholder and a director bear no interest and with no stated repayment terms; the Company recorded no imputed interest on these borrowings. These loans arose from payments made on behalf of the Company, including by private credit cards and was advanced as follows:

Cash loans	$81,160
Expenses paid by related party	38,590
Total	$119,750

As of November 30, 2015, the Company accrued payroll expense of $72,000 due to the Company’s CEO.

            Other than the foregoing, none of the directors or executive officers of the Company or VinCompass, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s or VinCompass’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company or VinCompass.

            With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

  Disclosing such transactions in reports where required;
  Disclosing in any and all filings with the SEC, where required;
  Obtaining disinterested directors consent; and
  Obtaining shareholder consent where required.

Director Independence

            For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

            According to the NASDAQ definition, Peter Lachapelle is not an independent director of the Company or VinCompass because he is also an executive officer of the Company and VinCompass.

Review, Approval or Ratification of Transactions with Related Persons

            We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

LEGAL PROCEEDINGS

            We know of no material, existing or pending legal proceedings to which the Company, any of its wholly owned subsidiaries is a party or which any of their property is the subject, nor is the Company or any subsidiaries involved as a plaintiff in any pending material proceedings. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company is an adverse party or has a material interest adverse to the interests of the Company or its subsidiaries.

ITEM 9.        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

            Our common stock is currently quoted on the OTC Pink. Our common stock was quoted on the OTC Bulletin Board since inception under the symbol “TIGY.” Effective December 15, 2015 our symbol was changed to “VCPS” to reflect the Company’s name change. Because we are quoted on the OTC Pink, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

            The following table sets forth the high and low bid prices for our common stock per quarter as reported by the OTC Markets for 2015 and 2014 based on our fiscal year end February 28. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Mar. 1 – May 31)	(Jun. 1- Aug. 31)	(Sept. 1 – Nov. 30)	(Dec. 1- Feb. 28)
2015 – High	$2.00	$2.00	$2.00	$3.50
2015 – Low	$2.00	$2.00	$2.00	$2.00
2014 – High	$2.00	$2.00	$2.00	$2.00
2014 – Low	$2.00	$2.00	$2.00	$2.00

Record Holders

            As at January 14, 2016, an aggregate of 43,500,000 shares of our common stock were issued and outstanding and were owned by approximately 106 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

            None.

Dividends

            We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial conditions, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

            On December 15, 2015, the Company effectuated a 5 for 1 forward split of the Company’s common stock issued and unissued common stock as of November 22, 2015, the record date. The number of shares of common stock issued and outstanding prior to the forward split is 8,500,000. Immediately after the forward split, the number of shares issued and outstanding increased to 42,500,000. Each shareholder of record received a dividend certificate, rather than surrendering outstanding stock certificates.

Securities Authorized for Issuance Under Equity Compensation Plans

            None.

ITEM 10.      RECENT SALES OF UNREGISTERED SECURITIES

            We believe that the issuance and sale of the above securities were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2), Regulation D and/or Regulation S. The securities were issued directly by us and did not involve a public offering or general solicitation. The recipient of the securities was afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make her investment decision, including our financial statements and 34 Act reports. We reasonably believed that the recipient, immediately prior to issuing the securities, had such knowledge and experience in our financial and business matters that she was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with our management on several occasions prior to her investment decision. There were no commissions paid on the issuance and sale of the shares.

ITEM 11.      DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock and Preferred Stock

            Pursuant to the Company’s Certificate of Incorporation and amendment(s) thereto, the aggregate number of shares which the Company shall have authority to issue is 402,000,000 shares consisting of: (i) 400,000,000 shares of common stock, par value $0.001 per share (“Common Stock”); and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Preferred Stock shall have 100:1 voting rights, wherein for every 1 share of Preferred Stock held, the Holder shall have 100 common stock votes. The Preferred Stock shall have a conversion right of 10:1, wherein every 1 share of Preferred Stock may be converted into 10 shares of Common Stock.

Voting Rights

            Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, as hereinabove provided, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote. The Preferred Stock shall have 100:1 voting rights, wherein for every 1 share of Preferred Stock held, the Holder shall have 100 common stock votes.

No Cumulative Voting

            Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is hereby expressly denied.

Conversion, Preemption, Preferential Rights, Redemption, Sinking Fund Provisions

            No shareholder of the Company shall have, by reason of its holding shares of any class or series of stock of the Company, any conversion, preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, or bonds or other securities, would adversely affect the dividend or voting rights of such shareholder. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

            The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

            Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

            We refer you to our Certificate of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Wyoming Business Corporation Act for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wyoming Law on Indemnification

            The Wyoming Business Corporation Act provides, in general, that a corporation incorporated under the laws of the State of Wyoming, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Wyoming corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Wyoming or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

            Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

            The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 23, 2015, Li and Company, PC, the Corporation’s independent accountants resigned as the principal independent accountants for the Company.

The reports of Li and Company on the financial statements of the Company as of February 28, 2015 and 2014 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

During the Company’s two most recent years ended February 28, 2015 and 2014, and any subsequent interim periods through September 23, 2015, the date of cessation, there were: (1) no disagreements between the Company and Li and Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Li Company, would have caused Li and Company to make reference to the subject matter of the disagreement in their report on the Company’s consolidated financial statements for such year, and (2) no reportable events within the meaning set forth in Item 304 of Regulation S-K.

On October 19, 2015, Tiger provided Li and Company with a copy of this Current Report on Form 8-K and requested that they furnish us a letter, addressed to the Securities and Exchange Commission, stating whether they agree with the information disclosed in this Current Report. A copy of the letter dated October 19, 2015 was file as Exhibit 16.1 to the Current Report on Form 8-K on October 19, 2015.

On November 1, 2015, the Company engaged MaloneBailey, LLP of Houston, Texas (“MB”) to assume the role of its new principal independent accountants. The decision to engage MB was approved by the audit committee of the Board of Directors on November 1, 2015.

During the periods ended February 28, 2015, and through the date of the firms engagement the Registrant did not consult with MB with regard to:

1.	the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on Registrant’s financial statements; or

2.	any matter that was either the subject of a disagreement or a reportable event (as described in Item 304 of Regulation S-K.

END OF FORM 10 DISCLOSURE

ITEM 8.01      OTHER EVENTS

             The Company’s Standard Industrial Classification (SIC) Code has changed from “1040 – GOLD AND SILVER ORES” to “5180 – BEER, WINE, AND DISTILLED ALCOHOLIC BEVERAGES.”

              Additionally, the Company has changed its principal executive office address to 795 Folsom Street, 1st Floor, San Francisco, CA 94107 and the Company’s telephone number is 415-817-9955. The Company’s website can be found at www.vincompass.com.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements of Businesses Acquired.

            The audited consolidated financial statements of VinCompass (Private Co.) for the years ended February 28, 2015 and 2014 and the interim period ending November 30, 2015 are filed hereto as Exhibit 99.01 and are incorporated herein by reference.

            (b) Pro forma Financial Information.

            The unaudited pro forma consolidated financial statements of the Company and VinCompass (Private Co.) as of and for the three and nine months ended November 30, 2015 and 2014 are filed hereto as Exhibit 99.02 and are incorporated herein by reference.

            (d) Exhibits.

            The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
2.001	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, VinCompass, and the shareholders of VinCompass dated November 22, 2015	Filed with the SEC on November 25, 2015 as part of our Current Report on Form 8-K
3.01a	Articles of Incorporation	Filed with the SEC on May 14, 2010 as part of our Registration Statement on Form S-1.
3.01b	Articles of Amendment to Articles of Incorporation filed with the Secretary of State of Wyoming dated December 7, 2015	Filed with the SEC on December 14, 2015 as part of our Current Report on Form 8-K
3.02	Bylaws	Filed with the SEC on May 14, 2010 as part of our Registration Statement on Form S-1.
16.01	Letter to the SEC from MaloneBailey LLP	Filed with the SEC on January 14, 2016 as part of our Current Report on Form 8-K.
99.01	Audited Financial Statements for VinCompass Corp. for the years ended February 28, 2015 and 2014	Filed Herewith.
99.02	Pro Forma Consolidated Financial Statements of the Company and VinCompass Corp as of and for the three and nine months ended November 30, 2015	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCOMPASS CORP.
/s/ Peter Lachapelle
Peter Lachapelle
President and Sole Director

Date: January 14, 2016